Milliman Variable Insurance Trust 485BPOS

Exhibit 99(m)(ii)

AMENDED AND RESTATED

DISTRIBUTION AND SERVICE PLAN

of

Milliman Variable Insurance Trust

1.                 Milliman Variable Insurance Trust (the “Trust”) has selected Foreside Fund Services, LLC (“Foreside”) to provide distribution-related and shareholder services on behalf of and for the Class 3 shares of each series of the Trust (each, a “Fund,” and collectively, the “Funds”) listed on Schedule A (which may be amended from time to time), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), according to the terms of this Distribution and Service Plan (the “Plan”). The Plan has been approved by a majority of the Board of Trustees of the Trust (the “Board”), including a majority of the trustees who are not “interested persons,” as defined in the 1940 Act, of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Independent Trustees”), cast at an in-person meeting called for the purpose of voting on the Plan.

2.                 The Trust, on behalf of each Fund, shall pay a fee not to exceed, on an annual basis, a maximum amount of 25 basis points (0.25%) of the average daily net assets of the Class 3 shares of each Fund. The fees will be paid to Foreside for services primarily intended to result in the sale or servicing of Fund shares. Such fees may also be paid to Foreside, or to an insurance company or its eligible affiliates (collectively, “Participating Insurance Companies”), for distribution activities related to the indirect marketing of the Funds to the owners of variable insurance contracts or variable life insurance policies (collectively, “contract owners”), or to any other eligible institution. Services for which a distribution fee may be paid include, but are not limited to:

(a)	Services provided by Foreside, including (i) personnel expenses, (ii) overhead, including office, equipment and computer expenses, supplies and travel, (iii) procurement of information, analyses and reports related to marketing and promotional activities, and (iv) expenses related to marketing and promotional activities.

(b)	Printing of Fund documents, including summary prospectuses, prospectuses, statements of additional information and reports for prospective contract owners.

(c)	Printing of promotional literature relating to the Funds.

(d)	Wholesaling services provided by Foreside or a Participating Insurance Company, including training, seminars and sales meetings.

(e)	Wholesaler compensation.

(f)	Distribution services provided by Participating Insurance Companies, including (i) Fund disclosure documents and reports, (ii) variable insurance marketing materials relating to the Funds, (iii) Fund sub-account performance figures, (iv) assisting prospective contract owners with enrollment matters, (v) compensation to the salesperson of the variable insurance contract, and (vi) providing other reasonable assistance with the distribution of Fund shares to Participating Insurance Companies.

(g)	Contract owner support.

(h)	Other distribution-related services permitted by Rule 12b-1.

3.                 In no event shall the aggregate asset-based sales charges to be paid pursuant to the terms of the Plan, plus any other payments deemed to be made pursuant to the Plan, exceed the amount permitted to be paid pursuant to Rule 2341 of the Financial Industry Regulatory Authority or any successor thereto.

4.                 Payments by the Trust with respect to shares of a Fund pursuant to the Plan may be made during periods when the Fund has suspended or otherwise limited sales of such shares so long as appropriate services continue to be provided.

5.                 Any person authorized to direct the payment of money under the Plan, or any agreement related to the Plan, shall furnish to the Board for its review, on at least a quarterly basis, a written report of the monies paid pursuant to the terms of the Plan, including the purposes thereof, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan.

6.                 The Plan, and any agreements related to the Plan, shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by a vote of the Board, and of the Independent Trustees, cast at an in-person meeting called for the purpose of voting on the Plan and any related agreements.

7.                 The Plan may be terminated at any time in whole or with respect to shares of any class or Fund by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Fund or any class voting separately as and to the extent required by the 1940 Act and the rules thereunder. Termination of the Plan with respect to any shares of any class or Fund will not terminate the Plan with respect to shares of any other class or Fund that is not terminated.

8.                 Any agreement related to the Plan:

(a)	must be in writing;

(b)	shall go into effect when approved by a vote of the Board, and the Independent Trustees, cast at a meeting called for the purpose of voting on such agreement;

(c)	may be terminated at any time, without the payment of any penalty, by the vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of a Fund on not more than sixty (60) days’ written notice to any other party to the agreement; and

(d)	will automatically terminate in the event of its assignment (as defined in the 1940 Act).

9.                 The Plan may not be amended to increase materially the amount to be spent with respect to shares of any class or Fund for distribution without approval by a majority of the class’s or Fund’s outstanding voting securities (as and to the extent voting separately is required by the 1940 Act and the rules thereunder).

10.               All material amendments to the Plan shall be approved by a vote of the Board, and of the Independent Trustees, cast at an in-person meeting called for the purpose of voting on the Plan.

11.               The Plan is not binding upon any of the Trustees of the Board or shareholders of a Trust.

12.               Where the effect of a requirement of the 1940 Act reflected in any provision of this Plan is revised by rule, interpretation, or order of the U.S. Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule, interpretation, or order.

Dated:        August 10, 2022

SCHEDULE A

Funds

Milliman 6-Month Buffered S&P 500 with Par Up Outcome Strategy

1.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jan/Jul

2.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Feb/Aug

3.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Mar/Sep

4.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Apr/Oct

5.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - May/Nov

6.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jun/Dec

Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Strategy

7.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jan/Jul

8.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Feb/Aug

9.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Mar/Sep

10.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Apr/Oct

11.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - May/Nov

12.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jun/Dec

Milliman 1-Year Buffered S&P 500 with Spread Outcome Strategy

13.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jan

14.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Feb

15.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Mar

16.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Apr

17.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - May

18.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jun

19.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jul

20.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Aug

21.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Sep

22.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Oct

23.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Nov

24.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Dec

Milliman 1-Year Floored S&P 500 with Par Up Outcome Strategy

25.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jan

26.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Feb

27.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Mar

28.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Apr

29.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - May

30.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jun

31.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jul

32.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Aug

33.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Sep

34.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Oct

35.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Nov

36.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Dec

A-1

Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Strategy

37.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jan

38.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Feb

39.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Mar

40.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Apr

41.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - May

42.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jun

43.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jul

44.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Aug

45.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Sep

46.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Oct

47.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Nov

48.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Dec

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Strategy

49.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jan

50.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Feb

51.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Mar

52.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Apr

53.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - May

54.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jun

55.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jul

56.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Aug

57.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Sep

58.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Oct

59.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Nov

60.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Dec

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Strategy

61.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jan

62.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Feb

63.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Mar

64.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Apr

65.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - May

66.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jun

67.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jul

68.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Aug

69.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Sep

70.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Oct

71.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Nov

72.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Dec

A-2

Milliman 6-Year Buffered S&P 500 with Par Up Outcome Strategy

73.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (I)

74.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (I)

75.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (I)

76.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Oct (I)

Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Strategy

77.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jan (I)

78.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Apr (I)

79.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jul (I)

80.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Oct (I)

Milliman 6-Month Buffered S&P 500 with Trigger Outcome Strategy

81.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jan/Jul

82.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Feb/Aug

83.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Mar/Sep

84.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Apr/Oct

85.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - May/Nov

86.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jun/Dec

Milliman Money Market Strategy

87.	Milliman Money Market Fund

A-3